EXHIBIT 99.1


                     FINANCIAL INFORMATION ON SEDGWICK

REPORT OF INDEPENDENT AUDITORS

To the directors of Sedgwick Group plc

      We have audited the accompanying consolidated balance sheet of Sedgwick Group plc and subsidiary companies as of December 31, 1997, and the related consolidated statements of income, changes in shareholders' equity, cash flows, and total recognized gains and losses for the year ended December 31, 1997. Our audit also included Schedule II on page 46. These consolidated financial statements and the financial statement schedule are the responsibility of the company's management. Our responsibility is to express an opinion on these consolidated financial statements and the financial statement schedule based on our audit.

      We conducted our audit in accordance with United Kingdom auditing standards which do not differ in any significant respect from United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Sedgwick Group plc and subsidiary companies as of December 31, 1997, and the results of their operations and their cash flows for the year ended December 31, 1997, in conformity with accounting principles generally accepted in the United Kingdom, which differ in certain respects from generally accepted accounting principles in the United States (see note 32 to the consolidated financial statements, which provides the required reconciliations for the year ended December 31, 1997 and as of December 31,
1997). Also, in our opinion, the related financial statement schedule on page 46, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.



Coopers & Lybrand
Chartered Accountants
London, England
February 17, 1998
except for notes 24(c) and 35 dated May 7, 1998.

The audited financial information set out below should be read in conjunction with the unaudited results for the nine months ended September 30, 1998 of Sedgwick Group plc. These unaudited results include the effect of developments in the pension transfer review during the period subsequent to December 31, 1997.

AUDITED FINANCIAL INFORMATION

INTRODUCTION

The financial information contained in this Exhibit 99.1 is extracted without material adjustment from the audited consolidated accounts of Sedgwick for the year ended 31 December 1997 as presented in the 1997 annual report on form 20-F (item 18) filed with the US Securities and Exchange Commission.

The information contained in this Exhibit 99.1 has been extracted from previously published sources and does not constitute statutory accounts within the meaning of Section 240 of the Companies Act 1985 (as amended) (refer to Note 36). Audited statutory accounts have been delivered to the Registrar of Companies for the year ended 31 December 1997. An unqualified audit report in accordance with the requirements of the Companies Act for the year ended 31 December 1997 has been given by Coopers & Lybrand, Chartered Accountants, being the auditors of Sedgwick for the relevant financial period.

SEDGWICK GROUP PLC
Consolidated statement of income



                                                    YEAR ENDED DECEMBER 31,
                                              -------------------------------
                                                           1997        1997
                                               NOTES     (pound)m      US$m*
-----------------------------------------------------------------------------
REVENUE
Brokerage and fees                                        931.6      1,527.8
Interest and investment income                             43.6         71.5
                                                        -------     --------
                                                  5       975.2      1,599.3
EXPENSES                                          6       869.4      1,425.8
                                                        -------     --------
OPERATING INCOME                                          105.8        173.5
Share of profits of associated undertakings                 4.5          7.4
Interest payable                                  9       (10.2        (16.7)
Cessation of insurance underwriting               6         1.1          1.8
                                                        -------     --------
INCOME BEFORE TAXATION                          5,7       101.2        166.0
Taxation                                         10        28.3         46.4
                                                        -------     --------
INCOME AFTER TAXATION                                      72.9        119.6
Minority interests                                          2.5          4.1
                                                        -------     --------
NET INCOME                                                 70.4        115.5
DIVIDEND                                         11        38.6         63.3
                                                        -------     --------
RETAINED EARNINGS FOR THE YEAR                             31.8         52.2
                                                        -------     --------
EARNINGS PER SHARE                               12        12.8p        21.0c
UNDERLYING DIVIDEND PER SHARE                    11         7.0p        11.5c
Average number of shares outstanding
  (in millions)                                           549.5        549.5

The notes form an integral part of these consolidated financial statements.


*For illustration only, the results for the year ended December 31, 1997 shown above in US dollars have been translated at the year-end rate of 1 = US$1.64. A summary of the significant adjustments that would be required to restate net income for the year ended December 31, 1997 in accordance with US GAAP is presented in note 32.





SEDGWICK GROUP PLC
Consolidated balance sheet



                                                       AT DECEMBER 31,
                                              --------------------------------
                                                            1997        1997
                                               NOTES      (pound)m      US$m*
------------------------------------------------------------------------------
ASSETS
CURRENT ASSETS
Cash and short-term deposits                      14         538.8       883.6
Investments                                   13, 14          96.2       157.7
Reinsurers' share of technical provisions         22         177.8       291.6
Receivables: due within one year
Insurance broking receivables                     14       2,643.5     4,335.4
Taxation recoverable                                          19.1        31.3
Prepayments and accrued income                                23.1        37.9
Other receivables                                             72.2       118.4
                                                         ---------   ---------
                                                           2,757.9     4,523.0
Receivables: due after more than one year
Advance Corporation Tax recoverable                           12.6        20.7
Deferred taxation                                             22.2        36.4
Other receivables                                             49.1        80.5
                                                         ---------   ---------
                                                              83.9       137.6
                                                         ---------   ---------
Total current assets                                       3,654.6     5,993.5
FIXED ASSETS
Tangible assets, net                              15         212.5       348.5
Associated undertakings                           16          15.2        24.9
Assets backing retirement contracts               17         353.5       579.8
Investments                                       18         154.1       252.7
                                                         ---------   ---------
Total fixed assets                                           735.3     1,205.9
                                                         ---------   ---------
TOTAL ASSETS                                               4,389.9     7,199.4
                                                         ---------   ---------

The notes form an integral part of these consolidated financial statements.


*For illustration only, the consolidated balance sheet at December 31, 1997 shown above in US dollars has been translated at the year-end rate of (pound)1 = US$1.64. A summary of the significant adjustments that would be required to restate shareholders' equity at December 31, 1997 in accordance with US GAAP is presented in note 32.




SEDGWICK GROUP PLC
Consolidated balance sheet


                                                       AT DECEMBER 31,
                                               -----------------------------
                                                              1997     1997
                                                 NOTES    (pound)m     US$m*
----------------------------------------------------------------------------
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Insurance broking payables                          14     3,052.8    5,006.5
Corporate tax                                                 44.3       72.7
Accruals and deferred income                                  81.9      134.3
Bank loans and overdrafts                           20         0.9        1.5
Dividends payable                                             22.2       36.4
Capital lease obligations                           21         0.8        1.3
Other payables                                                53.4       87.6
                                                          --------   --------
Total current liabilities                                  3,256.3    5,340.3
NON-CURRENT LIABILITIES
Long-term borrowings                                20       105.4      172.9
Capital lease obligations                           21         9.5       15.6
Other payables                                                14.9       24.4
                                                          --------   --------
Total non-current liabilities                                129.8      212.9
PROVISIONS FOR LIABILITIES AND CHARGES
Liabilities linked to retirement contracts          17       352.9      578.7
Insurance technical provisions                      22       307.9      505.0
Other provisions                                    23       142.9      234.3
                                                          --------   --------
                                                             803.7    1,318.0
MINORITY INTERESTS                                             0.3        0.5
COMMITMENTS AND CONTINGENT LIABILITIES          24, 25
SHAREHOLDERS' EQUITY
Share capital (554 million ordinary shares
of 10p each)                                        29        55.4       90.9
Share premium                                                  8.1       13.3
Retained earnings                                            136.3      223.5
                                                          --------   --------
Total shareholders' equity                                   199.8      327.7
                                                          --------   --------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                 4,389.9    7,199.4
                                                          --------   --------

The notes form an integral part of these consolidated financial statements.


*For illustration only, the consolidated balance sheet at December 31, 1997 shown above in US dollars has been translated at the year-end rate of (pound)1 = US$1.64. A summary of the significant adjustments that would be required to restate shareholders' equity at December 31, 1997 in accordance with US GAAP is presented in note 32.




SEDGWICK GROUP PLC
Consolidated statement of changes in shareholders' equity



                                ISSUED SHARE CAPITAL (i)
                         --------------------------------------
                                         NOMINAL       SHARE       RETAINED
                            NUMBER       VALUE      PREMIUM(iii)   EARNINGS       TOTAL
                          MILLIONS      (pound)m      (pound)m     (pound)m      (pound)m
-----------------------------------------------------------------------------------------
At January 1, 1997           548.0         54.8          3.9         132.7        191.4
Year ended December
31, 1997
Shares issued(ii)              5.7          0.6          4.2           0.3          5.1
Goodwill on
acquisitions(iv)                --           --           --         (30.9)       (30.9)
Retained earnings for
the year                        --           --           --          31.8         31.8
Translation
differences(v)                  --           --           --           2.4          2.4
                         ---------    ---------   ----------      --------     --------
At December 31, 1997         553.7         55.4          8.1         136.3        199.8
                         ---------    ---------   ----------      --------     --------

The notes form an integral part of these consolidated financial statements.


(i) The authorized share capital of the company throughout the period covered by the above statements was (pound)81.0m comprising 810 million ordinary shares of 10p each. At December 31, 1997, the authorized but unissued share capital amounted to 256.3 million shares of which 25.1 million shares were reserved to meet options granted under the company's employee share option plans described in note 29.

(ii) Shares issued during the period covered by the above statements were either in lieu of dividends or in connection with the exercise of options held under employee share option plans.

(iii) The share premium account is non-distributable.

(iv) The cumulative amount of goodwill written off at December 31, 1997, net of goodwill relating to subsidiary and associated undertakings sold, amounted to (pound)617.9m. An analysis of goodwill written off during the period covered by the above statements is set out in note 3.

(v) At December 31, 1997, cumulative translation losses of (pound)19.3m had been transferred directly to retained earnings.





SEDGWICK GROUP PLC
Consolidated statement of cash flows



                                                             YEAR ENDED DECEMBER 31,
                                                       -------------------------------------
                                                                             1997      1997
                                                             NOTES       (pound)m      US$m*
--------------------------------------------------------------------------------------------
NET CASH INFLOW FROM OPERATING ACTIVITIES                    27(a)         97.9       160.6
RETURNS ON INVESTMENTS AND SERVICING OF FINANCE
Interest paid                                                              (7.9)      (13.0)
Interest element of finance lease rental payments                          (1.1)       (1.8)
Dividends received from associates                                          5.3         8.7
                                                                     ----------   ---------
                                                                           (3.7)       (6.1)
TAXATION
UK taxation paid                                                           (0.9)       (1.5)
Overseas taxation paid                                                    (20.3)      (33.3)
                                                                     ----------   ---------
                                                                          (21.2)      (34.8)
CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT
Purchase of tangible fixed assets                                         (24.7)      (40.5)
Proceeds on disposal of tangible fixed assets                              24.1        39.5
Purchase of investments                                                  (125.4)     (205.6)
Disposal of investments                                                    67.2       110.2
                                                                     ----------   ---------
                                                                          (58.8)      (96.4)
ACQUISITIONS AND DISPOSALS
Acquisition of businesses, net of cash acquired               3           (31.8)      (52.2)
Disposal of businesses, net of cash disposed                  4             4.4         7.2
                                                                     ----------   ---------
                                                                          (27.4)      (45.0)
DIVIDENDS PAID                                                            (35.3)      (57.9)
MANAGEMENT OF LIQUID RESOURCES
Cash withdrawn from deposits                                               16.0        26.2
Purchase of investments                                                  (141.5)     (232.0)
Disposal of investments                                                   167.1       274.0
                                                                     ----------   ---------
                                                                           41.6        68.2
FINANCING
Issue of shares                                                             4.8         7.9
Increase in borrowings                                                     14.7        24.1
Decrease in borrowings                                                    (40.7)      (66.7)
Capital element of finance lease rental
  payments                                                                 (0.6)       (1.0)
                                                                     ----------   ---------
                                                                          (21.8)      (35.7)
                                                                     ----------   ---------
DECREASE IN CASH IN THE PERIOD                           27(b),(c)        (28.7)      (47.1)
                                                                     ----------   ---------

The notes form an integral part of these consolidated financial statements.

*For illustration only, the cash flows for the year ended December 31, 1997 shown above in US dollars have been translated at the year-end rate of (pound)1 = US$1.64. Summary statement of cash flows for the year ended December 31, 1997 presented in accordance with US GAAP are set out in note 32.





SEDGWICK GROUP PLC
Consolidated statement of total recognized gains and losses



                                                       YEAR ENDED DECEMBER 31,
                                                      ------------------------
                                                          1997           1997
                                                       (pound)m          US$m*

Net income                                                70.4          115.5
Translation differences on overseas undertakings           2.4            3.9
                                                       -------       --------
Recognized gain for the year                              72.8          119.4
                                                       =======       ========

The notes form an integral part of these consolidated financial statements.







*For illustration only, the gains and losses for the year ended December 31, 1997 shown above in US dollars have been translated at the year-end rate of (pound)1 = US$1.64.





SEDGWICK GROUP PLC
Notes to the consolidated financial statements


1  ACCOUNTING POLICIES

The financial statements have been prepared under the historical cost convention, except for the revaluation of certain assets backing retirement contracts, and in accordance with accounting standards applicable in the UK.

PRESENTATIONAL CHANGES

For the reasons set out below, certain changes have been made to the presentation of the financial statements.

CASH FLOW STATEMENT During 1997, the group adopted FRS No. 1 (Revised) Cash flow statements. Under the revised standard, the cash flow statement shows the movement in "pure cash" which comprises cash in hand, deposits repayable on demand less overdrafts. In addition, to comply with the revised standard, changes have been made to the analysis of cash flows and the related disclosures.

RETIREMENT-RELATED INVESTMENT BUSINESS SuperFlex Limited, a subsidiary undertaking based in South Africa which provides retirement-related investment products, has grown significantly during 1997. It is now appropriate to disclose the investments which it holds in relation to such retirement contracts and its linked liabilities to policyholders which were previously included within insurance broking receivables and payables.

INSURANCE TECHNICAL PROVISIONS During 1997, River Thames Insurance Company Limited became a subsidiary undertaking (see note 3). As a result, insurance technical provisions have become more significant to the group and are now shown separately from other provisions for liabilities and charges. In addition, amounts recoverable from reinsurers, which were previously offset in arriving at insurance technical provisions, are now shown as current assets.

BASIS OF CONSOLIDATION

The group financial statements include those of the company, its subsidiary undertakings and the group's interest in associated undertakings.
Associated undertakings are accounted for under the equity method.

An undertaking is regarded as a subsidiary undertaking if the group has control over its operating and financial policies. An undertaking is regarded as an associated undertaking if the group has significant influence but not control over its operating and financial policies, which will generally be the case where the group controls more than 20% and less than 50% of the shareholders' voting rights in the undertaking.

Unless stated otherwise, business combinations are accounted for by the acquisition method of accounting. When a business is acquired, fair values are attributed to its separable assets and liabilities at the date of acquisition. Goodwill arising on acquisitions, which represents the difference between the fair value of the purchase consideration and the fair value of the separable net assets acquired, is written off to reserves on consolidation.

Where it can be identified, goodwill not previously recorded within operations is taken into account in calculating the profit or loss on disposal or termination of acquired businesses.

FOREIGN CURRENCY TRANSLATION

Group companies record transactions in foreign currencies at the rate of exchange ruling at the date of the transaction or, if hedged forward, at the rate of exchange under the related forward currency contract. Foreign currency monetary assets and liabilities, other than those hedged forward, are translated into local currency at the rate ruling at the balance sheet date. Exchange differences are recorded within operations.

On consolidation, the results of overseas group companies are translated into sterling at the average exchange rates for the period and their assets and liabilities are translated into sterling at the exchange rates ruling at the balance sheet date. Exchange differences on translating the net assets or liabilities of overseas businesses, together with the differences on translating any foreign currency borrowings financing investments in overseas businesses, are taken directly to reserves.

In the cash flow statement, cash flows denominated in foreign currency are translated at the average exchange rates for the period.

REVENUE

Brokerage and fees derived from insurance and reinsurance services are recognized when the counterparty is debited, except for certain business in the US on which income is recognized on the later of the effective date of the policy and the billing date. Brokerage and fees are stated after allowing for commissions to other directly-involved parties. Contingent commissions and certain life assurance and pension commissions and fees are recognized in the period to which they relate, provided they can be determined with reasonable accuracy. Where this is not possible, such commissions and fees are recognized on a cash basis. Profit commissions earned by the group's Lloyd's underwriting agency are brought into account when they are able to be determined.

Interest on deposits and interest-bearing investments is credited as it is earned.

PENSIONS AND SIMILAR BENEFITS

Defined contribution pension costs recorded within operations represent contributions payable in respect of the period.

Defined benefit pension costs and the costs of providing other post-retirement benefits are recorded within operations on a systematic basis over the service lives of the eligible employees in accordance with the advice of qualified actuaries.

TANGIBLE FIXED ASSETS

Tangible fixed assets are stated at historical cost. Freehold land is not depreciated. Freehold and long-leasehold properties are depreciated on a straight-line basis such that they are written down to their residual values over their useful economic lives, which are generally estimated to be 50 years.

Other tangible fixed assets are depreciated on a straight-line basis over their useful economic lives as follows:


Short-leasehold properties                                  -- Lease term
Office fixtures and equipment                               -- 5-10 years
Motor vehicles                                              -- 5 years

Any permanent diminution in the value of the group's tangible fixed assets is recorded within operations.

RETIREMENT-RELATED INVESTMENT BUSINESS

Assets backing retirement contracts principally comprise investments which are stated at their current values at the balance sheet date. Liabilities linked to retirement contracts represent the benefits payable to policyholders at the balance sheet date and are determined by reference to the values of the related assets.

Realized and unrealized gains and losses on assets backing retirement contracts are attributable to policyholders and are not, therefore, reflected in operations.

INVESTMENTS

Fixed asset investments are stated at cost less provision for any permanent diminution in value. Current asset investments are stated at the lower of cost and net realizable value. The cost of redeemable interest-bearing securities is adjusted to allow for the amortization of any premium or discount to redemption value on a straight-line basis over the period to maturity.

LEASED ASSETS

Assets acquired under capital leases are capitalized as tangible fixed assets. Interest on such lease obligations is recorded within operations over the term of the lease based on the capital element of future lease rentals. All other leases are regarded as operating leases and rentals are recorded within operations on a straight-line basis over the term of the lease. When a leasehold property becomes surplus to the group's foreseeable business requirements, provision is made for the expected future net cost of the property.

INSURANCE BROKING RECEIVABLES AND PAYABLES

Certain group companies act as agents in placing the insurable risks of their clients with insurers, either directly or through other insurance intermediaries. Generally, these companies are not liable as principals either for premiums due to insurers or for claims payable to their clients. Notwithstanding the companies' legal relationships with clients and insurers and since, in practice, premium and claim monies are ordinarily accounted for by insurance intermediaries as if they were principals in the insurance contract, fiduciary cash, receivables and payables relating to insurance broking business are treated for accounting purposes as the group's assets and liabilities.

DEFERRED TAXATION

Deferred taxation is provided using the liability method. Except for pensions and other post-retirement benefits, in respect of which deferred taxation is recognized on the full provision basis, deferred taxation is recognized on timing differences to the extent that it is probable that a liability or asset will crystallize. Deferred tax net debit balances are recognized to the extent that they are expected to be recoverable without replacement by equivalent debit balances.

INSURANCE UNDERWRITING (IN RUN OFF)

Insurance technical provisions are based on the estimated ultimate cost of all claims incurred but not settled at the balance sheet date, whether reported or not, together with related claims handling expenses. Insurance technical provisions are stated gross of recoveries to be made on reinsurance contracts in recognition of the fact that they are separate liabilities and assets.

The adequacy of the insurance technical provisions is assessed by reference to actuarial and other studies of the ultimate cost of liabilities, which use exposure-based and statistical techniques. Significant delays occur in the notification and settlement of certain claims, and a substantial measure of experience and judgement is involved in assessing outstanding liabilities, the ultimate cost of which cannot be known with certainty at the balance sheet date. Insurance technical provisions and the related reinsurance recoveries are determined on the basis of information currently available. It is inherent in the nature of the business written that the ultimate liabilities will vary as a result of subsequent developments.

DERIVATIVES

Derivatives are entered into for the purpose of mitigating risks from potential movements in foreign exchange rates and interest rates which are inherent in the group's assets and liabilities. Derivatives entered into by the group are reviewed regularly for their effectiveness as hedges. A derivative is designated as a hedge where there is an offset between the effects of potential movements in the value of the derivative and the value of the asset or liability in respect of which it is held. It is the group's policy that derivatives may not be held or issued for trading purposes. Contract or underlying principal amounts of financial instruments used for hedging purposes are not reflected in the consolidated financial statements. Details of the group's hedging activities are set out in note 33.

FORWARD EXCHANGE CONTRACTS The group's principal foreign exchange exposures relate to foreign currency income earned in the UK and to the translation into sterling of the profits and net assets of its overseas businesses.

Foreign currency income earned in the UK, which is principally denominated in US dollars, is hedged mainly through the use of forward exchange contracts. The group hedges both firm commitments and anticipated transactions looking forward over a period of up to three years. As described under foreign currency translation above, gains or losses arising on these arrangements are deferred and recognized in operations as adjustments to carrying amounts only when the hedged transaction has itself been reflected in the consolidated financial statements.

It has not been the group's policy to hedge the profits and net assets of overseas businesses because the translation of overseas profits at average exchange rates mitigates exchange rate volatility and foreign currency borrowings have provided a natural hedge against assets held overseas.

INTEREST RATE AGREEMENTS The group manages its exposure to interest rate movements on its cash and investment balances, which include amounts held in a fiduciary capacity, through the use of fixed rate instruments and deposits, interest rate swaps and forward rate agreements (FRAs). Interest rate swaps and FRAs are also used by the group to manage interest payable on its borrowings. Interest rate swaps and FRAs are based on agreements approved by the relevant regulatory bodies. Such arrangements are generally used to manage interest rates looking forward over a period of two to three years. Interest rate differential under interest rate swaps and FRAs are recognized in operations by adjustment of the underlying interest receivable or payable over the term of the agreement.


2  FOREIGN CURRENCIES

The principal exchange rates used to translate overseas group companies' financial information were:


                                  AVERAGE RATE      YEAR ENDED RATE
                               ---------------    -----------------
                                          1997                 1997
------------------------------ --------------- --------------------
Australian dollar                         2.22                 2.53
Belgian franc                            58.46                60.93
Canadian dollar                           2.28                 2.35
French franc                              9.54                 9.90
German mark                               2.83                 2.96
Italian lire                          2,790.00             2,908.00
Netherlands guilder                       3.19                 3.33
South African rand                        7.60                 8.00
US dollar                                 1.64                 1.64
                               ---------------    -----------------


3  ACQUISITIONS

YEAR ENDED DECEMBER 31, 1997

During 1997, the following acquisitions were completed by the group:


                                                                          OTHER
                                                      RTI       NSBV    BUSINESSES   TOTAL
                                                   (pound)m  (pound)m   (pound)m   (pound)m
-------------------------------------------------------------------------------------------
Cost of acquisition:
Cash consideration                                   12.0        7.3      11.7       31.0
Share of net liabilities of businesses
  contributed                                          --       (0.9)       --       (0.9)
Contingent consideration                               --        0.4       5.1        5.5
Sundry expenses                                       0.3        2.3       0.3        2.9
                                                ---------  --------- ---------  ---------
                                                     12.3        9.1      17.1       38.5
Share of net (assets)/liabilities of
businesses acquired                                 (20.8)       5.2      (0.5)     (16.1)
                                                ---------  --------- ---------  ---------
Goodwill on acquisitions                             (8.5)      14.3      16.6       22.4
                                                ---------  --------- ---------  ---------
Add: Negative goodwill on RTI (note 6)                                                8.5
                                                                                ---------
Goodwill written off to reserves                                                     30.9
                                                                                ---------

RIVER THAMES INSURANCE COMPANY LIMITED (RTI)

In April 1997, the group completed the acquisition from Transamerica Corporation of 35.7 million "A" ordinary shares in RTI. With effect from completion, the group's interest in RTI increased from 48.8 percent to
98.7 percent and it became a subsidiary undertaking. As shown in the summary table above, the purchase consideration was at a significant discount to the fair value of the additional share of the net assets of the company acquired, i.e. negative goodwill was recognized on the acquisition.

NIKOLS SEDGWICK B.V. (NSBV)

With effect from November 1, 1997, Sedgwick entered into a joint venture with the Moratti Group which involved the transfer of our respective businesses in Italy, Spain, Portugal and Latin America to a newly-formed holding company, NSBV. Details of the joint venture were set out in the circular to shareholders dated October 10, 1997. NSBV is treated as a subsidiary undertaking in these financial statements.

Assets and liabilities of businesses acquired by the group during 1997:


                                                     BOOK
                                                    VALUE     ADJUSTMENTS   FAIR VALUE
                                                  (pound)m     (pound)m      (pound)m
--------------------------------------------------------------------------------------
Tangible fixed assets                                 3.2           --          3.2
Investments in associated undertakings              (26.4)          --        (26.4)
Fixed asset investments                              74.4         (0.7)        73.7
Current assets
--Reinsurers' share of technical provisions         170.6           --        170.6
--Other assets                                      164.0          4.8        168.8
Creditors due within one year                       (69.3)        (1.4)       (70.7)
Creditors due after more than one year               (0.2)          --         (0.2)
Provisions for liabilities and charges
--Insurance technical provisions                   (295.5)        (8.4)      (303.9)
--Other provisions                                   (2.9)          --         (2.9)
                                             ------------ ------------ ------------
                                                     17.9         (5.7)        12.2
Minority interests                                    6.3         (2.4)         3.9
                                             ------------ ------------ ------------
                                                     24.2         (8.1)        16.1
                                             ============ ============ ============

Adjustments to the book values of the assets and liabilities acquired principally reflected the strengthening of insurance technical provisions held in relation to RTI and alignment with the group's accounting policies.

Cash flow effect of acquisition of businesses:


                                                                       1997
                                                                     (pound)m
-----------------------------------------------------------------------------
Cash consideration:
--Acquisitions completed during the year                                32.9
--Acquisitions completed in previous years                               3.0
Net cash of subsidiaries acquired                                       (4.2)
Effect of movement in exchange rates                                     0.1
                                                                 -----------
Net outflow of cash on acquisitions                                     31.8
                                                                 ===========


4  DISPOSALS

Profits recognized on the disposal of business, none of which were individually significant, were as follows:


                                                                     (pound)m
------------------------------------------------------------------------------
Year ended December 31, 1997                                             2.7

Cash flow effect of disposal of businesses:





                                                                         1997
                                                                     (pound)m
------------------------------------------------------------------------------
Cash proceeds:
-- Disposals completed during the year                                    0.6
-- Disposals completed in previous years                                  3.8
                                                                   ----------
Net inflow of cash on disposals                                           4.4
                                                                   ==========


5  SEGMENTAL INFORMATION


                                                                        1997
                                                                    (pound)m
---------------------------------------------------------------------------
REVENUE
GEOGRAPHIC ANALYSIS BY BUSINESS LOCATION
United Kingdom                                                        334.8
Continental Europe                                                    132.2
North America                                                         414.0
Asia Pacific                                                           69.6
Rest of the world                                                      24.6
                                                                 ----------
                                                                      975.2
                                                                 ----------
ANALYSIS BY BUSINESS
Insurance and reinsurance services                                    741.9
Employee benefits consulting                                          233.3
Insurance underwriting (in run off)                                      --
                                                                 ----------
                                                                      975.2
                                                                 ----------
GEOGRAPHIC ANALYSIS BY CLIENT LOCATION
United Kingdom                                                        275.1
Continental Europe                                                    138.5
North America                                                         438.2
Asia Pacific                                                           86.3
Rest of the world                                                      37.1
                                                                 ----------
                                                                      975.2
                                                                 ==========


                                                                        1997
                                                                    (pound)m
---------------------------------------------------------------------------
INCOME BEFORE TAXATION
GEOGRAPHIC ANALYSIS BY BUSINESS LOCATION
United Kingdom                                                         45.5
Continental Europe                                                     10.2
North America                                                          43.1
Asia Pacific                                                            4.5
Rest of the world                                                       7.0
                                                                 ----------
                                                                      110.3
Less: Interest payable                                                (10.2)
                                                                 ----------
                                                                      100.1
Exceptional items (note 6)                                              1.1
                                                                 ----------
                                                                      101.2
                                                                 ----------
ANALYSIS BY BUSINESS
Insurance and reinsurance services                                     86.7
Employee benefits consulting                                           23.6
Insurance underwriting (in run off)                                      --
                                                                 ----------
                                                                      110.3
Less: Interest payable                                                (10.2)
                                                                 ----------
                                                                      100.1
Exceptional items (note 6)                                              1.1
                                                                 ----------
                                                                      101.2
                                                                 ----------

Segmental information is shown before taking account of inter-segmental borrowings and interest charges in order to present fairly the performance of individual segments.


                                                                        1997
                                                                    (pound)m
----------------------------------------------------------------------------
DEPRECIATION
ANALYSIS BY BUSINESS
Insurance and reinsurance services                                      20.1
Employee benefits consulting                                             1.8
                                                                ------------
                                                                        21.9
Add: Properties                                                          1.1
                                                                ------------
                                                                        23.0
                                                                ------------


                                                                        1997
                                                                    (pound)m
----------------------------------------------------------------------------
CAPITAL EXPENDITURE
ANALYSIS BY BUSINESS
Insurance and reinsurance services                                      22.4
Employee benefits consulting                                             1.4
                                                                ------------
                                                                        23.8
Add: Properties                                                          0.4
                                                                ------------
                                                                        24.2
                                                                ------------



                                                                        1997
                                                                    (pound)m
----------------------------------------------------------------------------
TOTAL ASSETS
GEOGRAPHIC ANALYSIS BY BUSINESS LOCATION
United Kingdom                                                       2,921.5
Continental Europe                                                     278.3
North America                                                          673.4
Asia Pacific                                                           105.9
Rest of the world                                                      410.8
                                                                ------------
                                                                     4,389.9
                                                                ------------
ANALYSIS BY BUSINESS
Insurance and reinsurance services                                   3,443.9
Employee benefits consulting                                           468.3
Insurance underwriting (in run off)                                    342.4
                                                                ------------
                                                                     4,254.6
Add: Properties                                                        135.3
                                                                ------------
                                                                     4,389.9
                                                                ------------





                                                                        1997
                                                                    (pound)m
---------------------------------------------------------------------------
NET CAPITAL EMPLOYED
GEOGRAPHIC ANALYSIS BY BUSINESS LOCATION
United Kingdom                                                         151.6
Continental Europe                                                      27.8
North America                                                           75.7
Asia Pacific                                                            18.2
Rest of the world                                                       33.1
                                                                 -----------
                                                                       306.4
Less: Borrowings                                                      (106.3)
                                                                 -----------
                                                                        200.1
                                                                 -----------
ANALYSIS BY BUSINESS
Insurance and reinsurance services                                      89.5
Employee benefits consulting                                            42.2
Insurance underwriting (in run off)                                     39.4
                                                                 -----------
                                                                       171.1
Add: Properties                                                        135.3
Less: Borrowings                                                      (106.3)
                                                                 -----------
                                                                       200.1
                                                                 -----------

Net capital employed represents shareholders' equity and minority interests.


6  EXCEPTIONAL ITEMS

Year ended December 31, 1997

Cessation of insurance underwriting

In April 1997, the group increased its shareholding in River Thames Insurance Company Limited (RTI) (note 3). Since the company is in run off, the negative goodwill arising on the acquisition has been taken to operations. Following completion, provisions amounting to (pound)8.4m were established in respect of the strengthening of insurance technical provisions, property and other closure costs.


                                                                    (pound)m
----------------------------------------------------------------------------
Insurance underwriting subsidiaries in run off:
Closure provisions                                                      (8.4)
Other movements on insurance technical provisions                        1.0
                                                                 -----------
                                                                        (7.4)
Negative goodwill (note 3)                                               8.5
                                                                 -----------
                                                                         1.1
                                                                 ===========

Insurance technical provisions are dealt with in note 22.

SEGMENTAL ANALYSIS OF EXCEPTIONAL ITEMS


                                                                        1997
                                                                    (pound)m
-----------------------------------------------------------------------------
INCOME BEFORE TAXATION
GEOGRAPHIC ANALYSIS BY BUSINESS LOCATION
United Kingdom                                                          (0.1)
North America                                                            1.2
                                                                 -----------
                                                                         1.1
                                                                 ===========
ANALYSIS BY BUSINESS
Insurance underwriting (in run off)                                      1.1
                                                                 -----------
                                                                         1.1
                                                                 ===========


7  INCOME BEFORE TAXATION

Income before taxation is determined after charging/(crediting) the following items:


                                                                        1997
                                                                    (pound)m
-----------------------------------------------------------------------------
Depreciation of tangible fixed assets (note 15)                         23.0
Operating lease rentals                                                 54.7
Operating sub-lease rentals                                             (5.8)
Foreign exchange gains                                                  (4.8)
Auditors' remuneration
--For audit services                                                     2.2
--For other services provided in the UK                                  0.9
--For other services provided outside the UK                             0.2
                                                                 -----------

In addition to the amounts stated above, in 1997 the auditors received (pound)0.6m in connection with acquisitions which was capitalized; (pound)0.5m for services provided in the UK and (pound)0.1m for services provided outside the UK.

8  EMPLOYEE INFORMATION


                                                                        1997
                                                                    (pound)m
----------------------------------------------------------------------------
SALARIES AND ASSOCIATED EXPENSES

Salaries                                                               512.9
Social security costs                                                   36.4
Pension costs
--Defined contribution plans                                             1.6
--Defined benefit plans (note 26)                                       17.5
                                                                 -----------
                                                                       568.4
                                                                 -----------


                                              AVERAGE FOR THE YEAR    YEAR END
                                                          1997          1997
----------------------------------------------------------------------------
NUMBER OF EMPLOYEES BY
GEOGRAPHIC REGION
United Kingdom                                           5,192         5,174
Continental Europe                                       2,132         2,478
North America                                            6,212         6,156
Asia Pacific                                             1,305         1,311
Rest of the world                                          720           866
                                              ---------------- -------------
                                                        15,561        15,985
                                              ================ =============
NUMBER OF EMPLOYEES BY
BUSINESS

Insurance and reinsurance
  services                                              11,311        11,683
Employee benefits consulting                             4,239         4,291
Insurance underwriting (in run off)                         11            11
                                              ---------------- -------------
                                                        15,561        15,985
                                              ================ =============



9  INTEREST PAYABLE

                                                                        1997
                                                                    (pound)m
----------------------------------------------------------------------------
Interest on bank loans and overdrafts                                    8.8
Interest on other borrowings                                             0.3
Interest on finance leases                                               1.1
                                                                ------------
                                                                        10.2
                                                                ============


10  TAXATION

                                                                        1997
                                                                    (pound)m
----------------------------------------------------------------------------
Current taxation:
UK corporation tax at 31.5%                                             28.4
UK relief for overseas taxation                                        (19.6)
Advance Corporation Tax recoverable                                     (4.8)
Overseas taxation                                                       22.8
                                                                ------------
                                                                        26.8
Deferred taxation (note 19)                                              1.1
                                                                ------------
                                                                        27.9
Share of taxation of associated undertakings                             0.4
                                                                ------------
                                                                        28.3
                                                                ============

As a consequence of the group's foreign income dividend programme the tax charge was reduced by (pound)7.4m.

Reconciliation of UK statutory rate to effective rate:


                                                                      1997
                                                                         %
---------------------------------------------------------------------------
UK statutory rate                                                     31.5
Overseas profits taxed at other than UK statutory rate                 5.7
Advance Corporation Tax recovered                                     (4.8)
Tax relief in respect of intangibles                                  (4.3)
                                                                   -------
Effective rate                                                        28.1
                                                                   -------

At December 31, 1997 certain group companies had tax losses of some (pound)50.6m available for carry forward against future taxable profits of which approximately (pound)6.8m will expire in varying amounts in the years 1998 to 2008. Subject to certain restrictions, the balance of (pound)43.8m is available for carry forward indefinitely.

Current overseas taxation is reduced by reason of overseas taxation relief in respect of the amortization of intangible assets recognized in the accounts of certain of the group's overseas subsidiaries. In accordance with the group's accounting policies, these intangible assets were written off to reserves on consolidation. Further such overseas taxation relief amounting to (pound)22.9m is expected to be available over the period to 2012.


11  DIVIDEND

                                                               TOTAL
                                                       ------------------
                                                       PER SHARE  (pound)m
                                                       -------    -------
Year ended December 31, 1997
Interim dividend
--Paid October 20, 1997                                    3.0p     16.4
Proposed final dividend
--Payable April 29, 1998                                   4.0p     22.2
                                                       -------   -------
                                                           7.0p     38.6
                                                       =======   =======

Both the interim and final dividends for 1997 have been designated foreign income dividends (FIDS).

It is currently planned that dividends for 1998 will be declared as FIDs.


12  EARNINGS PER SHARE

Earnings per share is calculated by apportioning the net income for the year over the weighted average number of shares in issue during the year. In calculating earnings per share on the nil distribution basis, net income is adjusted for those elements of the tax charge which arise from the payment of dividends.


                                                                    1997
------------------------------------------------------------------------
Net income                                                  (pound)70.4m
Weighted average number of shares in issue                        549.5m
Earnings per share                                                 12.8p
Advance Corporation Tax recoverable                         (pound) 4.8m
Earnings per share -- nil distribution basis                       11.9p
                                                               ---------


13  CURRENT ASSETS: INVESTMENTS

                                                                     1997
                                                                 (pound)m
------------------------------------------------------------------------
Listed securities                                                   60.1
Unlisted securities                                                 36.1
                                                             -----------
                                                                    96.2
                                                             ===========

The market value of listed securities was (pound)60.4m.


14  FIDUCIARY ASSETS AND LIABILITIES

Fiduciary balances comprise uncollected net premiums (i.e. after deduction of brokerage and fees) and cash and investments representing net premiums and claims which have been collected but not remitted to the relevant client, insurer or other insurance intermediary. Fiduciary assets and liabilities included under the respective balance sheet headings were as follows:


                                                                        1997
                                                                    (pound)m
---------------------------------------------------------------------------
CURRENT ASSETS
Cash and short-term deposits                                         436.5
Investments                                                           47.8
Insurance broking receivables                                      2,568.5
                                                               -----------
                                                                   3,052.8
                                                               ===========
CURRENT LIABILITIES
Insurance broking payables                                         3,052.8
                                                               ===========

Cash, short-term deposits and investments held in a fiduciary capacity are generally subject to regulatory controls prescribed by the relevant authorities in the various countries in which the group operates.
Accordingly, such fiduciary assets are regarded as restricted.

Certain subsidiary companies in the UK have entered into a trust deed with the Corporation of Lloyd's under which insurance transaction assets are subject to a floating charge in favor of the trustee of Lloyd's for the benefit of insurance transaction creditors. Insurance transaction payables amounting to (pound)2,361.3m were secured through this arrangement. The assets of subsidiary companies subject to this charge were insurance broking receivables amounting to (pound)2,106.1m and cash and deposits amounting to (pound)265.6m.

A floating charge is a charge which does not relate to a specific asset but to a group of assets the composition of which may change from time to time (in this case, insurance broking assets held by the group in relation to business conducted at Lloyd's).


15  FIXED ASSETS: TANGIBLE ASSETS


                                               PROPERTIES
                                    --------------------------------
                                                                         OFFICE
                                                  LONG       SHORT     FIXTURES &     MOTOR
                                    FREEHOLD   LEASEHOLD   LEASEHOLD   EQUIPMENT    VEHICLES    TOTAL
                                    (pound)m   (pound)m    (pound)m     (pound)m    (pound)m   (pound)m
                                    --------   --------    --------    ----------   --------   --------
COST
At January 1, 1997                     115.7       10.1        22.5      208.9        23.9       381.1
Year ended December 31, 1997
Acquisition of subsidiaries               --         --         0.2        6.9         0.8         7.9
Additions                                 --         --         0.2       19.7         4.3        24.2
Disposals                                 --         --          --      (16.8)       (5.8)      (22.6)
Translation differences                 (1.8)        --        (0.6)      (2.3)       (0.6)       (5.3)
                                    --------   --------    --------   --------      --------   --------
At December 31, 1997                   113.9       10.1        22.3      216.4        22.6       385.3
                                    ========   ========    ========   ========      ========   ========

DEPRECIATION
At January 1, 1997                        --         --        10.3      145.0         9.8       165.1
Year ended December 31, 1997
Acquisition of subsidiaries               --         --         0.1        4.3         0.3         4.7
Provided in the year                      --         --         1.0       17.9         4.1        23.0
Disposals                                 --         --          --      (14.4)       (3.6)      (18.0)
Translation differences                   --         --        (0.4  )    (1.2)       (0.4)       (2.0)
                                    --------   --------    --------   --------      --------   --------
At December 31, 1997                      --         --        11.0      151.6        10.2       172.8
                                    ========   ========    ========   ========      ========   ========

NET BOOK VALUE
At December 31, 1997                   113.9       10.1        11.3       64.8       12.4        212.5
                                    ========   ========    ========   ========      ========   ========



The directors have reviewed the current market values of the group's freehold and long-leasehold properties and are of the opinion that there is no substantial difference between their costs and market values.

At each accounting date, the directors reassess the useful lives and residual values of these properties based on prices prevailing at the date of acquisition. Based on their assessments at December 31, 1997, the directors consider that the depreciation charge for the year then ended would not have been significant. Consequently, no depreciation charge has been made in respect of these properties.

Freehold properties include an overseas asset held under a capital lease which has a net book value of (pound)15.7m.

During 1997, proceeds amounting to (pound)19.5m were received on the disposal in 1996 of the group's long-leasehold interest in Aldgate House, London.




16  FIXED ASSETS: ASSOCIATED UNDERTAKINGS


                                                 SHARE OF
                                                 RETAINED
                                          SHARES EARNINGS    LOANS      TOTAL
                                        (pound)m (pound)m (pound)m   (pound)m
                                        -------- -------- --------  --------
At January 1, 1997                          36.7      4.7      0.1      41.5
Year ended December 31, 1997
Additions                                    1.1     (1.0)     0.1       0.2
Disposals and other movements              (35.0)     8.1       --     (26.9)
Translation differences                       --      0.4       --       0.4
                                        -------- -------- --------  --------
At December 31, 1997                         2.8     12.2      0.2      15.2
                                        ======== ======== ========  ========

-----------------------------------------------------------------------------

Shares held in associated undertakings are unlisted. Shares are stated at cost less amounts written off in respect of permanent diminution in value.

At December 31, 1997, the group's only significant associated undertaking was ACE Holding Inc (ACE), an insurance broking business which is incorporated in the British Virgin Islands and operates in the Middle East. Sedgwick Group plc has an indirect interest in ACE comprising 100,000 ordinary shares of no par value representing 32.63% of its equity share capital.

Disposals and other movements includes (pound)26.4m in respect of RTI, which became a subsidiary undertaking in April 1997.


17  RETIREMENT-RELATED INVESTMENT BUSINESS

The group provides retirement-related investment products through SuperFlex Limited, a subsidiary undertaking based in South Africa, the net assets of which comprise:


                                                                        1997
                                                                    (pound)m
----------------------------------------------------------------------------
Listed investments at current value (cost(pound)128.0m)                112.3
Unlisted investments at current value (cost(pound)190.0m)              192.3
Current assets                                                          49.1
Current liabilities                                                     (0.2)
                                                                 -----------
Assets backing retirement contracts                                    353.5
Less: Attributable to shareholders                                       0.6
                                                                 -----------
Liabilities linked to retirement contracts                             352.9
                                                                 ===========


18  FIXED ASSETS: INVESTMENTS


                                          LISTED     UNLISTED
                                      SECURITIES   SECURITIES        TOTAL
                                        (pound)m     (pound)m     (pound)m
                                      ----------  -----------  -----------
At January 1, 1997                          23.4          2.6        26.0
Year ended December 31, 1997
Acquisition of subsidiaries                 34.1         39.6        73.7
Additions                                   97.6         26.1       123.7
Disposals and other movements              (39.4)       (30.4)      (69.8)
Translation differences                      0.5           --         0.5
                                      ----------  -----------  -----------
At December 31, 1997                       116.2         37.9       154.1
                                      ==========  ===========  ===========

The market value of listed securities was (pound)116.2m.



19  DEFERRED TAXATION

Deferred taxation assets/(liabilities):


                                                    PROVIDED    UNPROVIDED
                                                ------------  ------------
                                                         1997         1997
                                                     (pound)m     (pound)m
--------------------------------------------------------------------------
Accelerated tax depreciation                             0.5            --
Short-term timing differences                            2.7           1.3
Potential remittance of retained
earnings of overseas companies                          (8.0)           --
Pensions and similar obligations                        17.8            --
Restructuring provisions                                 6.0            --
Advance Corporation Tax
recoverable                                               --           0.6
Overseas intangibles (note 10)                           3.2          22.9
                                                ------------  ------------
                                                        22.2          24.8
                                                ============  ============

Movements on the deferred taxation account:


                                                                     1997
                                                                 (pound)m
-------------------------------------------------------------------------
At January 1,                                                        18.8
Acquisition of subsidiaries                                           4.9
Translation differences                                               0.7
Transfer from income (note 10)                                       (1.1)
Other movements                                                      (1.1)
                                                             ------------
At December 31,                                                      22.2
                                                             ============


20  BORROWINGS

a) BANK LOANS AND OVERDRAFTS

At December 31, 1997, the group had committed borrowing facilities amounting to (pound)43.3m which expire within one year, all of which were undrawn. The weighted average interest rate payable on short-term loans and overdrafts outstanding at December 31, 1997, amounting to (pound)0.9m, was 6.9%.





b) LONG-TERM BORROWINGS


                                                                       1997
                                                                   (pound)m
---------------------------------------------------------------------------
Bank loans                                                             20.0
7.68% Senior Loan Notes 2006                                           36.2
Other borrowings                                                        7.7
                                                               ------------
                                                                       63.9
7.25% Convertible Bonds 2008                                           41.5
                                                               ------------
                                                                      105.4
                                                               ------------
Falling due:
Between one and two years                                               7.7
Between two and three years                                            10.3
Between three and four years                                            9.5
Between four and five years                                              --
Over five years                                                        77.9
                                                               ------------
                                                                      105.4
                                                               ============

Short-term borrowings under committed long-term facilities are classified as non-current liabilities. At December 31, 1997 the group had committed long-term facilities amounting to (pound)123.4m which expire between January 1999 and January 2002 of which (pound)27.6m had been drawn down. The weighted average interest rate payable on these borrowings was 6.0%.

The 7.68% Senior Loan Notes 2006 were issued by Sedgwick Group, Inc., the group's US holding company, and mature on April 1, 2006 at their par value of US$60m unless previously repaid by Sedgwick Group, Inc. in accordance with the terms of the note purchase agreement. Sedgwick Group plc has guaranteed the principal amount, interest payments and any other monies which may be owed under the related note purchase agreement.

Holders of the 7.25% Convertible Bonds 2008 have the option to convert the bonds into ordinary shares in the company at 183p per share at any time prior to May 24, 2008. The company has the option to redeem the bonds after December 14, 1998 or, if 15% or less of the initial (pound)41.5m principal amount remains outstanding, on or prior to that date. Unless previously repurchased by the company or any of its subsidiaries, redeemed or converted, the bonds will be redeemed at par on May 31, 2008.

C) ANALYSIS BY CURRENCY

The group's borrowings were denominated in the following currencies:


                                                                        1997
                                                                    (pound)m
----------------------------------------------------------------------------
Sterling                                                                41.8
US dollar                                                               36.3
Norwegian krone                                                          0.2
Irish punt                                                              10.3
Netherlands guilder                                                      3.3
Canadian dollar                                                          7.7
Other currencies                                                         6.7
                                                                ------------
                                                                       106.3
                                                                ============

All borrowings are unsecured.




21  CAPITAL LEASE OBLIGATIONS

Capital lease obligations fall due as follows:


                                                                        1997
                                                                    (pound)m
----------------------------------------------------------------------------
Within one year                                                          1.2
Between one and two years                                                2.2
Between two and three years                                              2.0
Between three and four years                                             2.1
Between four and five years                                              2.1
Over five years                                                          3.3
                                                                 -----------
                                                                        12.9
Less: Imputed interest payable                                          (2.6)
                                                                 -----------
                                                                        10.3
                                                                 ===========


22  PROVISIONS FOR LIABILITIES AND CHARGES: INSURANCE TECHNICAL PROVISIONS


                                                                        1997
                                                                    (pound)m
----------------------------------------------------------------------------
At January 1,                                                           67.7
Acquisition of subsidiaries                                            303.9
Transfers from income                                                    7.4
Utilization                                                            (73.5)
Transfers to creditors and other movements                              (0.5)
Translation differences                                                  2.9
                                                                 -----------
At December 31,                                                        307.9
                                                                 ===========

At December 31, 1997, amounts recoverable from reinsurers in relation to insurance technical provisions amounted to (pound)177.8m.


23  PROVISIONS FOR LIABILITIES AND CHARGES: OTHER PROVISIONS


                                   PENSIONS               CLAIMS AND
                                        AND                 LAWSUITS
                                    SIMILAR    RESTRUC-        (NOTE
                                OBLIGATIONS      TURING       24(A))       OTHER     TOTAL
                                   (pound)m    (pound)m     (pound)m    (pound)m  (pound)m
                              ------------- ------------ ----------- ---------- ---------
At January 1, 1997                     42.3         19.0        43.6       24.5     129.4
Year ended December 31, 1997
Acquisition of subsidiaries              --           --         2.9         --       2.9
Transfers from income                   5.7          7.2        14.8        8.8      36.5
Utilization                            (6.0)        (6.5)      (11.7)      (3.8)    (28.0)
Transfers (to)/from payables           (1.3)         0.4         2.2        1.9       3.2
Translation differences                 0.2          0.2        (0.1)      (1.4)     (1.1)
                              ------------- ------------ ----------- ---------- ---------
At December 31, 1997                   40.9         20.3        51.7       30.0     142.9
                              ------------- ------------ ----------- ---------- ---------

Provisions for pensions and similar obligations are in respect of defined benefit pension costs, deferred compensation and other post-retirement benefits.

Restructuring provisions comprise the following:

(i) Provision for the future net costs of leasehold properties which are surplus to the group's foreseeable business requirements. At December 31, 1997, the provision amounted to (pound)11.0m and will be utilized over the unexpired periods of the relevant leases.

(ii) Provision for costs to be incurred in relation to ongoing initiatives aimed at improving the group's efficiency and the integration of newly-acquired businesses. At December 31, 1997, the remaining provision amounted to (pound)9.3m which is expected to be utilized during 1998.

Claims and lawsuits provisions are described in note 24(a)

Other provisions principally comprise personnel-related costs (including performance-related bonuses), contingent consideration and sundry items.


24  CONTINGENT LIABILITIES

a) CLAIMS AND LAWSUITS

The group is subject to claims and lawsuits in the course of its business, resulting principally from alleged errors and omissions in connection with the group's insurance and consulting businesses. Claims may arise several years after the original events which could be the subject to the dispute. Although all claims are strenuously defended, provision is made, after taking account of the group's insurance arrangements, for potential liabilities including expenses that may arise in respect of these claims and lawsuits. Provision is based on current information and legal advice and provisions are adjusted from time to time according to developments. While there is always uncertainty as to the outcome of any claim or litigation, the directors do not expect such claims existing at the balance sheet date, either individually or in aggregate, to have a material adverse effect on the group's future results or financial position.

b) OTHER CONTINGENCIES

A group company has guaranteed undertakings totaling (pound)0.5m given by banks in relation to the underwriting membership of Lloyd's of certain directors and employees of fellow subsidiary undertakings. In no case does the contingent liability under any single guarantee exceed (pound)50,000.

Certain group companies have opened letters of credit in favor of clients on behalf of insurance markets and have given other guarantees and indemnities in the ordinary course of their business.

The company has given guarantees in respect of certain liabilities of other group companies.

No material unprovided liabilities are expected to arise either to the company or the group as a result of these guarantees and indemnities.

c) SUBSEQUENT EVENT

On March 12, 1998 the Financial Services Authority (FSA) and the Personal Investment Authority (PIA) issued a consultation document which proposes an extension of the review of pension transfers and opt outs, specified by the Securities and Investments Board in October 1994, to individuals not considered to be priority cases. As explained in note 35, the potential exists for the additional potential liabilities arising from the review to have a material adverse effect on the group's future results and financial position.


25  COMMITMENTS

a) OPERATING LEASES

Certain group companies have entered into operating lease arrangements in respect of properties and equipment. Annual rental commitments under these leases are analyzed below:


                                                          1997
                                               ---------------------------
                                                 PROPERTIES          OTHER
                                                   (pound)m       (pound)m
                                               ------------   ------------
Expiry of leases:
Within one year                                         3.9            3.6
Between one and two years                               4.9            3.1
Between two and three years                             5.0            2.7
Between three and four years                            8.5            0.7
Between four and five years                             3.3            0.4
Over five years                                        20.9             --
                                               ------------   ------------
                                                       46.5           10.5
Less: Recoveries from operating sub-leases             (5.0)            --
                                               ------------   ------------
                                                       41.5           10.5
                                               ============   ============

Future rentals arising under these leases are as follows:


                                         RENT        SUB-LEASE       NET RENT
                                      PAYABLE           INCOME        PAYABLE
                                     (pound)m         (pound)m       (pound)m
                               --------------  --------------- --------------
Within one year                          57.0             (5.0)          52.0
Between one and two years                47.6             (4.9)          42.7
Between two and three years              35.7             (3.5)          32.2
Between three and four years             25.1             (2.2)          22.9
Between four and five years              18.5             (1.3)          17.2
Over five years                         133.8             (5.5)         128.3
                               --------------  --------------- --------------
                                        317.7            (22.4)         295.3
                               ==============  =============== ==============

b) CAPITAL EXPENDITURE

At December 31, 1997, the group had commitments for contracted capital expenditure amounting to (pound)1.8m.


26  PENSIONS AND SIMILAR BENEFITS

a) PENSIONS

The group's principal defined benefit pension plans are in the UK and the US. These plans cover eligible current and retired employees and are funded on the basis of local actuarial advice. For the purposes of determining the group's pension cost, these plans are valued annually at January 1, using the projected unit method, by qualified actuaries who are the group's employees. At January 1, 1997, the date of the latest valuations, the market value of the assets of these plans was (pound)837.0m. In assessing the value of the assets held by the UK plan, allowance was made for the abolition during 1997 of tax credits on UK dividend income paid to pension plans. The actuarial value of the assets of these plans represented 115% of the liabilities for pension benefits that had accrued to members at that date, after allowing for expected future salary increases. Under the relevant accounting standard, this surplus is being recognized over the average remaining service lives of eligible employees.

The group's contributions to its defined benefit pension plans during the year amounted to (pound)16.5m. The group's defined benefit pension cost was (pound)17.5m. At December 31, 1997, a prepayment of (pound)10.0m is included within other receivables falling due after more than one year which represents the cumulative amount by which the group's contributions to its pension plans have exceeded the pension costs charged to its profit and loss account.

The principal assumptions made in the actuarial assessment of the group's defined benefit pension costs were:


                                                               PER ANNUM
------------------------------------------------------------------------
Investment return                                            8.75% to 9%
Salary inflation (including the salary scale)                6.25% to 8%
Dividend growth                                                       5%
Pension increase                                                4% to 5%

b) OTHER POST-RETIREMENT BENEFITS

Post-retirement benefits other than pensions were withdrawn from the group's existing employees in the UK in 1989 and in the US in 1993, but the group continues to provide certain of its pensioners with healthcare and life assurance benefits. Participation is restricted to employees who had retired and met eligibility requirements before January 1, 1994. At December 31, 1997 there were approximately 1,500 pensioners eligible for such benefits. The principal assumptions made in the actuarial assessment of the cost of other post-retirement benefits were as follows:


                                                            PER ANNUM
---------------------------------------------------------------------
Medical cost inflation                                      7% to 10%
Discount rate                                                      8%


27  CASH FLOWS

a) RECONCILIATION OF OPERATING INCOME TO NET CASH INFLOW FROM OPERATING
   ACTIVITIES


                                                                        1997
                                                                    (pound)m
----------------------------------------------------------------------------
Operating income                                                       105.8
Depreciation and other non-cash items                                   20.5
Increase in net fiduciary payables                                       1.4
Decrease in reinsurers' share of technical provisions                   47.4
Decrease in other receivables and prepayments                           20.6
Decrease in other payables and accruals                                (43.0)
Decrease in insurance technical provisions                             (66.8)
Increase in long-term payables and provisions                           12.0
                                                                 -----------
Net cash inflow from operating activities                               97.9
                                                                 ===========

b) ANALYSIS OF THE MOVEMENT IN NET FUNDS


                              CASH AND OVERDRAFTS                 BORROWINGS
                           --------------------------          -----------------
                                                              LIQUID           FINANCE
                               CASH  OVERDRAFTS     TOTAL  RESOURCES    LOANS   LEASES  NET FUNDS
                           (pound)m    (pound)m  (pound)m   (pound)m (pound)m (pound)m   (pound)m
                           -------  ---------- --------- --------- -------- --------   --------
At January 1, 1997           206.6     (0.5)      206.1    412.4     (131.8)    (12.2)    474.5
Year ended December 31,
1997
Cash flows                   (17.7)    16.4       (1.3)    (41.6)      26.0       0.6     (16.3)
Acquisitions and disposals   (10.9)   (16.5)     (27.4)     78.7        --        --       51.3
Translation differences       (7.5)     0.1       (7.4)      3.0        --        1.3      (3.1)
                           -------  ---------- --------- ---------  --------  --------  --------
At December 31, 1997         170.5     (0.5)     170.0     452.5     (105.8)    (10.3)    506.4
                           =======  ========== ========= =========  ========  ========  ========



c) RECONCILIATION OF CASH AND LIQUID RESOURCES TO AMOUNTS SHOWN IN THE BALANCE SHEET


                                                                        1997
                                                                    (pound)m
----------------------------------------------------------------------------
CASH
Cash and deposits                                                      538.8
Less: Deposits classified as liquid resources                         (356.3)
Less: Deposits classified as financial investment                      (12.0)
                                                                 -----------
                                                                       170.5
                                                                 ===========
LIQUID RESOURCES
Current asset investments                                               96.2
Add: Deposits classified as liquid resources                           356.3
                                                                 -----------
                                                                       452.5
                                                                 ===========


28  DIRECTORS' REMUNERATION


                                                                       1997
                                                                 (pound)000
---------------------------------------------------------------------------
Aggregate emoluments:
Salary and fees                                                       1,497
Annual bonus                                                            514
Benefits in kind                                                         92
                                                                -----------
                                                                      2,103
                                                                ===========
Deferred bonus                                                          439
                                                                -----------
Notional gains made on the exercise of share options                     40
                                                                -----------

Deferred bonus figures stated above represent amounts accrued in respect of directors who were in office during the period. At December 31, 1997, the accumulated provision for deferred bonus attributable to directors in office at that date was (pound)873,000. During 1997, no amounts were paid to directors in respect of their accumulated deferred bonus entitlements.


29  EMPLOYEE SHARE OPTION PLANS

For many years, the company has offered participation in its share option plans to certain of the group's employees. The company's existing share option plans expired during 1994. At the 1995 Annual General Meeting, the shareholders approved the renewal of both plans for a further ten years. No further options may be granted under the expired plans but outstanding options remain exercisable. An explanation of the terms of the company's share option plans is given below.

SHARESAVE

Sharesave is a savings-related share option plan which has been available to all permanent members of staff based in the UK since 1984. In 1995, the plan was extended to employees based in the Republic of Ireland and, in 1996, to employees in the Isle of Man and the Channel Islands. Participants enter into a three or five-year savings contract to which they may contribute up to (pound)250 per month. Within the six months following the maturity of the savings contract, participants may use the proceeds to purchase the company's shares at the exercise price which is determined at the time they are invited to apply for options under the plan.

EXECUTIVE PLAN

The Executive plan is available to executive directors and senior management throughout the world. Options granted under this plan are normally exercisable within the period commencing on the third anniversary and ending on the tenth anniversary of the date on which they were granted. With the renewal of the plan in 1995, the group introduced a performance condition. Options granted under the replacement plan may not be exercised unless earnings per share growth exceeds that of the UK Retail Prices Index by at least 2% per annum averaged over the number of years completed since the date on which they were granted.

Information relating to the options outstanding under the company's share option plans is given below.


                                                                                  WEIGHTED
                                              EXECUTIVE  SHARESAVE                 AVERAGE
                                                   PLAN       PLAN       TOTAL    EXERCISE
                                               MILLIONS   MILLIONS    MILLIONS       PRICE
                                            ----------- ---------- ----------- ----------
Outstanding at January 1, 1997                     21.7       11.8        33.5        163p
Year ended December 31, 1997
Exercised                                            --       (5.5)       (5.5)        88p
Cancelled                                          (1.7)      (1.2)       (2.9)       228p
                                            ----------- ---------- ----------- ----------
Outstanding at December 31, 1997                   20.0        5.1        25.1        172p
                                            ----------- ---------- ----------- ----------
Exercisable at December 31, 1997                   15.8        0.5        16.3        193p
                                            ----------- ---------- ----------- ----------

No options were granted during 1997.


Options outstanding at December 31, 1997:


                                                 OUTSTANDING                  EXERCISABLE
                                      ---------------------------------  ---------------------
                                                    WEIGHTED AVERAGE
                                                 ----------------------
                                                                                      WEIGHTED
                                                                                       AVERAGE
                                         NUMBER    EXERCISE   PERIOD TO    NUMBER     EXERCISE
      RANGE OF EXERCISE PRICES         MILLIONS       PRICE      EXPIRY  MILLIONS        PRICE
------------------------------------  ---------  ----------  ----------  --------  -----------
              88p-100p                      3.9          97p 37 months        0.5          88p
             100p-200p                     12.7         160p 70 months        7.3         170p
             200p-300p                      8.5         224p 42 months        8.5         224p
                                      ---------  ----------  ----------  --------  ----------
                                           25.1                              16.3
                                      ---------                          --------

The market price of the company's shares at the close of business on December 31, 1997 was 141p per share and, during the year, fluctuated in the range 116p to 151.5p per share.

The number of shares which may be issued or issuable under the company's employee share plans is limited such that in any ten-year period not more than 10% of the issued ordinary share capital may be issued or issuable under such plans. Options which have been cancelled are ignored for the purpose of this calculation.


30  TRANSACTIONS WITH RELATED PARTIES

Mrs. L.M.B.A. Moratti, who was appointed a director of the Company on December 17, 1997, together with certain family members, controls Securfin S.p.A. and Securfin Altrida B.V. Those companies are parties to the joint-venture agreement and related documentation in respect of the creation of Nikols Sedgwick B.V., to which Sedgwick Group plc and certain of its subsidiaries are also parties. Full details of the transaction were contained in the circular to shareholders dated October 10, 1997, including exit mechanisms involving Securfin S.p.A. and Securfin Altrida B.V.

Agreements subsisted during the year under which Lloyd's underwriting agency services were provided by Sedgwick Oakwood to Q.O. Healey, S. Riley, R.J.W. Titley and W.R.P. White-Cooper. There are no special terms in the agreements under which Sedgwick Oakwood acts for the directors or persons connected with them.

During the period under review, there were no other transactions or balances with related parties reportable under FRS 8, Related Party Disclosures.


31  POST-BALANCE SHEET EVENT

On January 16, 1998, the group sold its managing agencies based in The Netherlands for NLG 37 million ((pound)11.2 million) in cash, of which 80 percent was paid on completion and 20 percent will be paid in July 1998. It is expected that the proceeds will be used largely to fund the reorganisation of the group's operations in The Netherlands and elsewhere during 1998.


32  DIFFERENCES BETWEEN UK AND US GAAP

The consolidated financial statements are prepared in accordance with accounting principles generally accepted in the UK (UK GAAP), which differ in certain respects from those applicable in the US (US GAAP). An explanation of the differences which have a significant effect on the group is given below.


USE OF ESTIMATES

Preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses for an accounting period. Such estimates and assumptions could change in the future as more information becomes known or circumstances alter, such that the group's actual results may differ from the amounts reported and disclosed in the financial statements.

GOODWILL AND IDENTIFIABLE INTANGIBLE ASSETS

Under UK GAAP, goodwill and identifiable intangible assets arising from the purchase of businesses are written off on acquisition against retained earnings or other reserves. Under US GAAP, goodwill and identifiable intangible assets are capitalized and amortized over their estimated useful lives. For the purposes of the tabular reconciliations set out below, such assets are amortized over periods of 5 to 40 years.

IMPAIRMENT OF LONG-LIVED ASSETS

Under UK GAAP, provision is made against the carrying value of a long-lived asset to the extent that there is believed to be permanent diminution in its value. Provisions are not made for temporary diminutions in value. Under UK GAAP there is no prescriptive guidance on impairment assessment.

Under US GAAP, SFAS No. 121 Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of requires long-lived assets and any related goodwill (so-called impairment test goodwill) to be reviewed for impairment whenever events or changes in circumstances indicate that their carrying values may not be recoverable. Impairment is assessed by comparison of the cash flows expected to be derived from an asset against the carrying values of the asset and any related goodwill. If such cash flows fall below the related carrying values, an impairment loss should be recognized being the shortfall of the discounted future cash flows against the related carrying values.

Goodwill which is not related to long-lived assets (so-called enterprise goodwill) continues to be assessed for impairment in accordance with APB No. 17 Intangible assets. Management reviews the carrying value of enterprise goodwill for impairment on an annual basis by reference to the discounted cash flows expected to be derived from the relevant businesses.

Considerable judgement is necessary in estimating future cash flows. Actual cash flows could differ significantly from such estimates.

During the year ended December 31, 1997, no adjustments were necessary in respect of impairment of long-lived assets.

RESTRUCTURING INITIATIVES

Restructuring costs are incurred in relation to ongoing initiatives aimed at improving the group's efficiency and the integration of newly-acquired businesses. Such costs are principally personnel and property-related. Under US GAAP, the requirements for making provision for restructuring costs are more prescriptive than under UK GAAP. Accordingly, in 1997 adjustments have been made in respect of restructuring costs recognized during 1997 under UK GAAP which will be recognized in future years under US GAAP.

SOFTWARE DEVELOPMENT COSTS

Subject to certain conditions, the cost of software developed by the group for its own use may be capitalized under UK GAAP. Under US GAAP, such costs are expensed as incurred.

CONTINGENT COMMISSIONS

Contingent commissions represent income receivable from insurers based on the volume and/or profitability of business placed with them by the group. Under UK GAAP, contingent commissions are accrued for in the period to which they relate provided that they can be reasonably estimated. Under US GAAP, SFAS No. 5, Accounting for Contingencies, effectively precludes accrual for contingent commissions which are based on the profitability of business placed or are both volume and profit-based (so-called hybrid arrangements). Accordingly, the group records income from profit-based and hybrid arrangements on a cash-received basis under US GAAP.

PENSIONS

Under UK GAAP, the cost of providing defined benefit pension arrangements is expensed over the average expected service lives of eligible employees on the basis of a constant percentage of current and estimated future earnings. Under US GAAP, SFAS No. 87 Employers' Accounting for Pensions, requires that the cost is determined based on a comparison of the projected benefit obligation with the market value of the underlying plan assets and other unrecognized gains and losses assessed on an actuarial basis. Principally as a result of this difference in methodology, the group's US GAAP pension cost can be significantly different from that determined under UK GAAP and tends to be more sensitive to changing economic conditions.

POST-EMPLOYMENT BENEFITS

Post-employment benefits are all types of benefits provided to former or inactive employees after employment but before their retirement. In respect of the group, such benefits primarily relate to compensation for long-term sickness. Under UK GAAP, the cost of providing these benefits is recognized on a cash basis. Under US GAAP, SFAS No. 112, Employers' Accounting for Post-employment Benefits, requires that the expected cost of such benefits is accrued over the estimated average service lives of eligible employees.

REVALUATION OF FORWARD EXCHANGE CONTRACTS

As an element of its treasury management strategy, the group enters into forward exchange contracts and other financial instruments in respect of future income denominated in foreign currencies principally US dollars. Under UK GAAP, such instruments are regarded as hedges of future income and are not reflected in the group's financial statements. Under US GAAP, such instruments are regarded as anticipatory hedges and are revalued (or marked to market) at each accounting date. Any gain or loss arising on revaluation is recorded in operations.

INVESTMENTS

Under UK GAAP, fixed asset investments are stated at cost or amortized cost less provision for any permanent diminution in value. Current asset investments are stated at the lower of cost or amortized cost and net realizable value. Under US GAAP, the group complies with SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities, under which such investments are classified as available for sale and recorded at their fair values. Unrealized gains and losses are reflected in shareholders' equity (net of tax effects, if applicable).

LEASES

Certain property leases which are treated as operating leases under UK GAAP must be accounted for as capital leases under US GAAP.

CONTINGENT CONSIDERATION

Under UK GAAP, contingent consideration payable in respect of businesses acquired prior to January 1, 1995 is recognized when it becomes known. Contingent consideration payable in respect of businesses acquired on or after January 1, 1995 is estimated and provided for on completion. Under US GAAP, contingent consideration is recognized when it becomes known. Accordingly, the tabular reconciliations reflect an adjustment to shareholders' equity in respect of contingent consideration payable on businesses acquired on or after January 1, 1995.

DIVIDENDS PROPOSED

Under UK GAAP dividends are provided for in the accounting period to which they relate. Under US GAAP, dividends are not provided for until they are declared by the directors following approval by the shareholders.

SHARE OPTION PLANS

Under UK GAAP, the group does not recognize any cost in respect of options granted under its share option plans. Under US GAAP, the group accounts for its share option plans in accordance with APB No. 25, Accounting for Stock Issued to Employees. The group's share option plans are described in note
29. The Sharesave plans are non-compensatory under APB No. 25. The Executive plans are, however, compensatory under APB No. 25 and, in view of its performance condition, the 1995 Executive Share Option Scheme is accounted for as a variable plan. During the period under review, the compensation cost determined in respect of the Executive plans was not material to the group's net income and shareholders' equity. Information on the fair value of share options granted since January 1, 1995 is given in note 33.

DEFERRED TAXATION

Under UK GAAP, deferred taxation is accounted for using the liability method to the extent that it is considered probable that a liability or asset will crystallize in the foreseeable future. Under US GAAP, deferred taxation is provided on all temporary differences. Deferred tax assets are recognized to the extent that it is more likely than not that they will be realized. Where doubt exists as to whether a deferred tax asset will be realized, an appropriate valuation allowance is established.

DISCONTINUED OPERATIONS

For an operation to be categorized as discontinued under UK GAAP, its sale or termination must have a material effect on the nature and focus of the group's operations and represent a material reduction in its operating facilities. Under US GAAP, discontinued operations represent reportable segments which have been sold or terminated. Accordingly, the group's insurance underwriting subsidiaries in run off are regarded as discontinued operations under US GAAP but are not regarded as discontinued operations under UK GAAP.

NET INCOME AND SHAREHOLDERS' EQUITY RECONCILIATION STATEMENTS

The effect on the group's net income and shareholders' equity of applying the significant differences between UK GAAP and US GAAP is summarized in the tabular reconciliation statements set out below.

NET INCOME

                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                                        1997
                                                                    (pound)m
----------------------------------------------------------------------------
EARNINGS REPORTED UNDER UK GAAP                                         70.4
Adjustments:
Amortization of goodwill and identifiable intangible assets            (13.3)
Restructuring initiatives                                                5.8
Contingent commissions                                                  (0.7)
Pensions                                                                 1.0
Post-employment benefits                                                 0.2
Revaluation of forward exchange contracts                               (2.5)
Leases                                                                   0.8
Other items                                                              0.5
Deferred taxation                                                      (10.1)
                                                                  ----------
NET INCOME IN ACCORDANCE WITH US GAAP                                   52.1
                                                                  ==========
Analysis of net income in accordance with US GAAP
-- Continuing operations                                                50.9
-- Discontinued operations                                               1.2
                                                                  ----------
                                                                        52.1
                                                                  ==========
EARNINGS PER SHARE
Reported under UK GAAP                                                  12.8p
                                                                  ----------
In accordance with US GAAP:
Basic                                                                    9.5p
Diluted                                                                  9.4p
                                                                  ----------

Earnings per share attributable to discontinued operations were not material during the period under review.

With effect from 1 January 1997, the group adopted FAS 128, Earnings per share. Earnings per share calculations in accordance with US GAAP are set out in note 33. Additional information on earnings per share is set out in note 34.



SHAREHOLDERS' EQUITY


                                                                          AT
                                                                 DECEMBER 31,
                                                                        1997
                                                                    (pound)m
----------------------------------------------------------------------------

SHAREHOLDERS' FUNDS REPORTED UNDER UK GAAP                             199.8
Adjustments:
Goodwill and identifiable intangible assets                            218.8
Restructuring initiatives                                                5.0
Contingent commissions                                                 (10.5)
Pensions                                                                 8.5
Post-employment benefits                                                (3.3)
Revaluation of forward exchange contracts                                0.9
Investments                                                              1.2
Leases                                                                  (4.1)
Contingent consideration                                                12.3
Dividends proposed                                                      22.2
Other                                                                   (0.3)
Deferred taxation                                                       24.9
Deferred taxation on US GAAP adjustments                                (9.4)
                                                                 -----------
SHAREHOLDERS' EQUITY IN ACCORDANCE WITH US GAAP                        466.0
                                                                 ===========
Analysis of shareholders' equity in accordance with US GAAP
-- Continuing operations                                               425.7
-- Discontinued operations                                              40.3
                                                                 -----------
                                                                       466.0
                                                                 ===========




STATEMENTS OF CASH FLOWS

During 1997, the group adopted FRS No. 1 (Revised), Cash flow statements, as the basis for preparing its consolidated statements of cash flows under UK GAAP. An explanation of the changes introduced by FRS No. 1 (Revised) is given in note 1 to these financial statements.

Under US GAAP, the group follows SFAS No. 95, Statement of Cash Flows, which differs from FRS No. 1 (Revised) in the following respects:

(a) Under FRS No. 1 (Revised), cash flows are presented for operating activities, returns on investments and servicing of finance, taxation, capital expenditure and financial investment, acquisitions and disposals, dividends, management of liquid resources and financing. SFAS No. 95 requires cash flows to be analyzed between those resulting from operating, investing and financing activities.

(b) Under FRS No. 1 (Revised), the statement of cash flows shows the movement in "pure cash" which comprises cash in hand, deposits repayable on demand, less overdrafts. Under SFAS No. 95, the statement of cash flows shows the movement in cash and cash equivalents which differs from the movement in "pure cash" in the following respects:

(i)  overdrafts are excluded;

(ii) investments which were within three months of maturity when acquired are included; and

(iii)cash, deposits and investments held in a fiduciary capacity are excluded.

For illustrative purposes, summary consolidated statements of cash flows under US GAAP are set out below:


                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                                        1997
                                                                    (pound)m
----------------------------------------------------------------------------
Cash inflow from operating activities                                   71.6
Cash outflow from investing activities                                 (21.8)
Cash outflow from financing activities                                 (73.5)
                                                                 -----------
Net increase in cash and cash equivalents under US GAAP                (23.7)
Effect of exchange rate changes                                         (1.4)
Cash and cash equivalents under US GAAP at January 1,                  129.5
                                                                 -----------
Cash and cash equivalents under US GAAP at December 31,                104.4
Less: Overdrafts                                                        (0.5)
Less: Investments within three months of maturity when acquired       (270.1)
Add: Cash and deposits held in a fiduciary capacity                    336.2
                                                                 -----------
Cash and overdrafts under UK GAAP at December 31,                      170.0
                                                                 ===========

RECENT ACCOUNTING PRONOUNCEMENTS

a)  UK GAAP

GOODWILL AND INTANGIBLE ASSETS

During 1997, the Accounting Standards Board (ASB) published FRS No. 10, Goodwill and intangible assets, which requires that goodwill arising on acquisitions recognized during accounting periods ending on or after December 23, 1998 must be capitalized and amortized over its useful economic life.

Accordingly, the treatment of goodwill under UK GAAP will in future be broadly similar to its treatment under US GAAP. Nevertheless, management expects that the tabular reconciliations will continue to reflect goodwill-related adjustments because FRS No. 10 need not be applied retrospectively to goodwill written-off to reserves in previous years and there will continue to be differences between the bases of calculating goodwill (for example, in relation to fair valuation and the criteria for accounting for business combinations as pooling of interests).


ASSOCIATES AND JOINT VENTURES

In November 1997, the ASB published FRS No. 9, Associates and joint ventures, which restricts the circumstances in which equity accounting can be applied and provides, for the first time under UK GAAP, detailed rules for accounting for joint ventures. It also changes the presentation of the group's share of the results of associates and joint ventures and introduces additional disclosure requirements. FRS No. 9 applies to accounting periods beginning on or after June 23, 1998.

Management does not expect that adoption of FRS No. 9 will have a material impact on the group's results or financial position.

b)  US GAAP

DERIVATIVES AND OTHER FINANCIAL INSTRUMENTS

In February 1997, the SEC issued FRR No. 48 which requires certain additional disclosures in relation to derivatives and other financial instruments designed to help users of financial statements to assess the market risks to which registrants are exposed and understand how those risks are managed. In response to this pronouncement, management has enhanced the disclosure of the group's accounting policy in relation to derivatives presented in note 1 to these consolidated financial statements. For accounting periods ending after June 15, 1998, management will be required to provide additional qualitative and quantitative information about the market risks inherent in derivatives and other financial instruments in "Management's discussion and analysis."

The Financial Accounting Standards Board (FASB) is developing a new accounting standard on derivatives and hedging activities. It is expected that the standard will require all derivatives to be measured at fair value and recognized on the balance sheet as assets or liabilities. It is expected that net income will be affected only by changes in the fair values of derivatives that are not designated as hedges. It is expected that the standard will apply to accounting periods beginning after June 15, 1999. It is not yet possible for management to assess its financial effect.

COMPREHENSIVE INCOME

Comprehensive income represents all changes in shareholders' equity during an accounting period other than those arising from investments by and/or distributions to shareholders. In June 1997, the FASB published SFAS No. 130, Reporting Comprehensive Income, which requires that a statement of comprehensive income is included in financial statements prepared in accordance with US GAAP.

SFAS No. 130 applies to accounting periods beginning after December 15, 1997. The group already provides the required information under UK GAAP.

SEGMENTAL INFORMATION

Segmental information is currently reported on two bases: by industry and by geographic area. In June 1997, the FASB published SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, which will replace the industry-based disclosures with segmental information based on the group's internal management reporting structures. In addition, SFAS No. 131 requires segmental information by geographic area and by type of products and services, and information on major customers.

SFAS No. 131 applies to accounting periods beginning after December 15, 1997.

PENSIONS AND OTHER POST-RETIREMENT BENEFITS

In February 1998, the FASB published SFAS No. 132, Employer's disclosures about Pensions and Other Postretirement Benefits. It does not address recognition or measurement issues but improves and standardizes the disclosure requirements in respect of pensions and other post-retirement benefits.

SFAS No. 132 applies to accounting periods beginning after December 15, 1997.



33 DISCLOSURES RELATING TO INFORMATION PRESENTED IN ACCORDANCE WITH US GAAP

INTANGIBLE ASSETS

Intangible assets comprise the following:


                                                                        1997
                                                                    (pound)m
----------------------------------------------------------------------------
Goodwill                                                               247.5
Identifiable intangibles                                               104.6
                                                                 -----------
                                                                       352.1
Less: Accumulated amortization                                        (133.3)
                                                                 -----------
                                                                       218.8
                                                                 ===========

INVESTMENTS

The group has classified all of its investments in debt and equity securities as "available for sale" under SFAS No. 115. The costs and fair values of the group's investments were as follows:


                                           COST OR
                                         AMORTIZED  UNREALIZED  UNREALIZED       FAIR
                                              COST       GAINS      LOSSES      VALUE
AT DECEMBER 31, 1997                      (pound)m    (pound)m    (pound)m   (pound)m
--------------------                   ----------- ----------- ------------  ---------
Debt securities:
UK government                                  5.1          --          --        5.1
US government                                 31.5         1.1        (0.1)      32.5
Other government and public bodies           107.7         0.2        (0.2)     107.7
Corporate                                     98.3          --        (0.2)      98.1
Other issuers                                  4.8         0.1          --        4.9
                                       ----------- ----------- ------------  --------
                                             247.4         1.4        (0.5)     248.3

Equity securities                              2.9         0.3          --        3.2
                                       ----------- ----------- ------------  --------
                                             250.3         1.7        (0.5)     251.5
                                       =========== =========== ============  ========

The contractual maturities of debt securities held at December 31, 1997 are set out below:


                                                              1997
                                                     ----------------------
                                                        COST OR
                                                      AMORTIZED
                                                           COST  FAIR VALUE
                                                       (pound)m    (pound)m
                                                     ----------  ----------
Within one year                                           103.6       104.8
Between one and five years                                129.2       129.0
Between five and ten years                                 14.6        14.5
                                                     ----------  ----------
                                                          247.4       248.3
                                                     ==========  ==========

Actual maturities may differ from contractual maturities because borrowers may have the right to call or repay obligations prior to the contractual maturity date.

Disposals of debt securities during the year ended December 31, 1997 did not give rise to significant realized gains and losses.


FAIR VALUES OF FINANCIAL INSTRUMENTS

SFAS No. 107, Disclosures About Fair Value of Financial Instruments, requires disclosure of the fair value of financial instruments held by the group both on and off-balance sheet. The carrying values and fair values of the material financial instruments held by the group were as follows:


                                                        1997
                                               ----------------------
                                                 CARRYING        FAIR
                                                    VALUE       VALUE
                                                 (Pound)m    (pound)m
                                               ----------  ----------
Assets:
Cash and deposits                                   538.8       538.8
Current asset investments
--Listed                                             60.1        60.4
--Unlisted                                           36.1        37.1
Fixed asset investments
--Listed                                            116.2       116.2
--Unlisted                                           37.9        37.8
Liabilities:
Bank loans and overdrafts                            28.5        28.5
7.68% Senior Loan Notes 2006                         36.2        36.5
7.25% Convertible Bonds 2008                         41.5        41.5
Off-balance sheet instruments:
Forward exchange contracts                             --         0.9
Interest rate agreements                               --         2.3
                                               ----------  ----------

In establishing its fair value disclosures for financial instruments, the group has adopted the following methods and assumptions:

i) the carrying value of cash and deposits approximates to the fair value;

ii) the fair values of listed and unlisted investments are based on quoted market prices, where available, or on a reasonable estimate of market value based on the quoted market prices of similar financial instruments;

iii) the carrying value of bank loans and overdrafts approximates to the fair value;

iv) the fair value of the 7.68% Senior Loan Notes 2006 is based on discounted cash flows;

v) the fair value of the 7.25% Convertible Bonds 2008 represents the quoted market price;

vi) the fair values of forward exchange contracts are based on market rates; and

vii) the fair values of interest rate agreements are based on discounted cash flows.

DERIVATIVES

As explained in note 1, the group uses derivatives to manage its exposure to market risks arising from changes in foreign exchange rates and interest rates. Information on the significant hedging arrangements outstanding at December 31, 1997 is provided below.


a)  FORWARD EXCHANGE CONTRACTS

The group had outstanding forward exchange contracts, including those to sell US dollars for sterling, for underlying principal amounts of (pound)64.7m at December 31, 1997. Forward exchange contracts to sell US dollars for sterling in place at December 31, 1997 were as follows:


                                                            1997
                                                    --------------------
                                                                 AVERAGE
                                                    PRINCIPAL       RATE
MATURITY                                             (pound)m   (pound)m
-------------------------------------------------------------  ---------
1998                                                     44.4       1.59
1999                                                      8.4       1.55
2000                                                      1.2       1.57
                                                    ---------  ---------
                                                         54.0
                                                    ---------

b)  INTEREST RATE AGREEMENTS

Underlying notional principal amounts of such contracts outstanding, their termination dates and, where determinable, applicable interest rates were as follows:


                                                                    INTEREST RATES
                                                     -------------------------------------------
AT DECEMBER 31, 1997          NOTIONAL                     FIXED    VARIABLE     FIXED  VARIABLE
                             PRINCIPAL  TERMINATION   RECEIVABLE     PAYABLE   PAYABLE   PAYABLE
CURRENCY                      MILLIONS        DATES            %           %         %         %
------------------------------------------------------------------------------------------------
US dollar                         490   1998 - 2001  5.94--7.87   5.81--6.00       --         --
Sterling
                                  120   1998 - 2001  7.00--7.73   7.38--7.81       --         --
Sterling                           20          1998          --           --     7.16       7.07
German mark                        90   1998 - 1999  4.12--4.55           --       --         --
                            ----------  -----------  ----------   ----------  ---------  -------

CONCENTRATION OF CREDIT RISK

At December 31, 1997, the group did not consider there to be any significant concentration of credit risk.

Potential concentrations of credit risk to the group comprise principally cash and short-term deposits, investments and insurance broking receivables.

The group places cash and short-term deposits with a range of banks and financial institutions and controls its exposure to any one counterparty. The group's investments comprise a broad range of highly-rated financial instruments issued principally in the UK and the US.

Concentration of credit risk with respect to insurance broking receivables is limited due to the large number of clients and underwriters with which the group conducts business and their dispersion across many different industries and/or geographic locations. As part of its on-going control procedures, the group monitors both the credit worthiness of its clients and underwriters with whom business is placed on behalf of clients.

PENSIONS

The group's principal defined benefit pension plans are in the UK and the US. Pension costs for these plans computed in accordance with SFAS No. 87, Employers' Accounting for Pensions, were as follows:


a)  UK PLAN


                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                                        1997
                                                                    (pound)m
----------------------------------------------------------------------------
Cost of benefits earned during the period (or service cost)             25.0
Interest cost on projected benefit obligation                           44.6
Return on plan assets                                                  (56.2)
Net amortization and deferral                                           (3.2)
                                                                 -----------
Pension cost under US GAAP                                              10.2
                                                                 ===========

b)  US PLAN


                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                                        1997
                                                                    (pound)m
----------------------------------------------------------------------------
Cost of benefits earned during the period (or service cost)              7.7
Interest cost on projected benefit obligation                           12.5
Return on plan assets                                                  (37.9)
Net amortization and deferral                                           20.9
                                                                 -----------
Pension cost under US GAAP                                               3.2
                                                                 ===========

The funded status of the above plans determined in accordance with SFAS No. 87 was as follows:


                                                                     1997
                                                            ----------------------
                                                               UK PLAN     US PLAN
                                                              (pound)m    (pound)m
----------------------------------------------------------------------------------
Fair value of plan assets                                        710.1       213.4
Less:
Accumulated benefit obligation                                  (625.0)     (146.0)
Additional benefits based on estimated future salary
  levels                                                         (30.3)      (27.6)
                                                            ----------    ---------
Projected benefit obligation                                    (655.3)     (173.6)
                                                            ----------    ---------
Plan assets in excess of projected benefit obligation             54.8        39.8
Amounts available to increase/(reduce) future pension
  costs:
Unrecognized net (gain)/loss at transition                        (9.2)        0.4
Unrecognized net experience gain                                 (39.6)      (54.7)
Unrecognized prior service costs                                  18.4         2.5
Minimum pension liability adjustment                                --        (2.3)
                                                            ---------- -----------
Prepaid/(accrued) pension cost under US GAAP                      24.4       (14.3)
                                                            ========== ===========
Vested benefit obligation                                        625.0       142.9
                                                            ---------- -----------

Plan benefits are based on length of service and final salary. Plan assets are principally equity and fixed interest securities. Actuarial computations are based on the projected unit method. The principal assumptions used in computing the group's pension costs under US GAAP, which were determined at January 1, 1997, were:


                                                              UK          US
                                                       PER ANNUM   PER ANNUM
----------------------------------------------------------------------------
Investment return                                           8.5%    8% to 9%
Discount rate                                               7.5%          8%
Salary inflation (excluding the salary scale)              5.25%          5%
                                                      ========== ===========

OTHER POST-RETIREMENT BENEFITS

The cost of post-retirement benefits other than pensions computed in accordance with SFAS No. 106, Employers' Accounting for Post-retirement Benefits Other Than Pensions, was as follows:


                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                                     1997
                                                                 (pound)m
---------------------------------------------------------------------------
Interest on accumulated benefit obligation                            1.3
Net amortization and deferral                                         0.1
                                                              -----------
                                                                      1.4
                                                              ===========

The plans are unfunded. The benefit obligation determined in accordance with SFAS No. 106 was as follows:


                                                                     1997
                                                                 (pound)m
                                                              -----------
Accumulated benefit obligation                                       16.4
Amounts available to increase future costs:
Unrecognized net experience gain                                     (1.8)
                                                              -----------
                                                                     14.6
                                                              ===========

The principal assumptions made in the actuarial assessment of the cost of other post-retirement benefits, which were determined at January 1, 1997, were:


                                                              PER ANNUM
-----------------------------------------------------------------------
Medical cost inflation                                        7% to 10%
Discount rate                                                        8%


DEFERRED TAXATION

Deferred taxation assets/(liabilities) on the full provision basis under US
GAAP:


                                                 AT DECEMBER 31, 1997
                                         -----------------------------------
                                                FULL    VALUATION
                                           PROVISION    ALLOWANCE        NET
                                            (pound)m     (pound)M   (pound)m
----------------------------------------------------------------------------
Accelerated tax depreciation                     0.5          --         0.5
Short-term timing differences                   11.8        (2.9)        8.9
Potential remittance of retained
earnings
of overseas companies                           (8.0)         --        (8.0)
Pensions and similar obligations                17.0          --        17.0
Restructuring provisions                         4.9          --         4.9
Advance Corporation Tax recoverable              0.6          --         0.6
Overseas intangibles (note 10)                  13.9          --        13.9
                                         -----------  ---------- -----------
                                                40.7        (2.9)       37.8
                                         ===========  ========== ===========

A valuation allowance is provided to reduce the deferred tax asset to a level which, more likely than not, will be realized, based on available evidence including historical and projected operating results, estimated reversals of temporary differences and tax-planning strategies. Management projects the expected reversal of the timing differences giving rise to the deferred tax assets and assesses whether there are likely to be sufficient taxable profits in the year in which they reverse, or the relevant carry forward period, against which the deduction arising on reversal may be set. To the extent that such profits are insufficient, taxable income in prior years, against which the deductions arising could be set, is taken into account. In making this assessment, future tax-planning strategies are taken into account only if they are considered to be feasible and are more likely than not to be implemented.

When SFAS No. 109, Accounting for Income Taxes, became effective in 1993, it was necessary to establish valuation allowances in respect of unutilized ACT which, although available to carry forward for recovery against future UK tax liabilities, was considered unlikely to be utilized in the foreseeable future and deferred tax assets arising in the group's US subsidiaries which, at that time, had only recently recovered from a period in which it made losses.

In subsequent years it has been possible to reduce these valuation allowances for the following reasons:

(i) in 1995, the group implemented its foreign income dividend (FID) strategy enabling it both to avoid incurring further unutilized ACT and to utilize ACT brought forward against current year tax liabilities; and

(ii) the performance of the group's US operation has enabled management to adopt an increasingly favorable expectation of its future profitability.

EARNINGS PER SHARE

Basic and diluted earnings per share in accordance with US GAAP are calculated as follows:


                                               YEAR ENDED DECEMBER 31, 1997
                                             ---------------------------------
                                                    NET
                                                 INCOME      SHARES   EARNINGS
                                               (pound)m    MIllIONS  PER SHARE
------------------------------------------------------------------------------
Basic                                              52.1       549.5      9.48p
Effect of potentially dilutive securities:
Share options                                        --         2.5     (0.04)p
7.25% Convertible Bonds 2008                        2.1        22.7     (0.01)p
                                             --------------------------------
                                                    2.1        25.2     (0.05)p
                                             --------------------------------
Diluted                                            54.2       574.7      9.43p
                                             --------------------------------

The weighted average number of share options outstanding during the year but not included in the calculation of diluted earnings per share because their exercise prices exceeded the average market price of the company's shares during the year was 22.2m in 1997.

SHARE OPTION PLANS

A description of the group's share option plans, an analysis of the number and exercise prices of options outstanding and other relevant information is given in note 29.

In October 1995, the FASB issued SFAS No. 123, Accounting for Stock-based Compensation, which permits disclosure of the cost to the group of share options granted to employees on or after January 1, 1995 based on the fair value of the options on the date on which they were granted. Had the group accounted for share options granted since January 1, 1995 in accordance with SFAS No. 123, net income under US GAAP would have been reduced by (pound)0.9m in 1997. Such adjustments are unlikely to be indicative of the effect of share option plans on future pro-forma net income because they do not take into account any cost associated with share options granted before January 1, 1995.

In calculating the above pro-forma adjustments the fair value of options granted was assessed using the Black-Scholes option-pricing model. No options were granted in 1997.


34  ADDITIONAL INFORMATION ON EARNINGS PER SHARE

In management's opinion, basic earnings per share before interest payable, taxation, and amortization of goodwill and identifiable intangible assets (EBITA) provides a more meaningful indicator of the group's trading performance than the measures of earnings per share shown in note 32.

EBITA per share is calculated as follows:


                                                                 YEAR ENDED
                                                                DECEMBER 31,
                                                                       1997
                                                                   (pound)m
                                                                -----------
Net income in accordance with US GAAP                                  52.1
Adjustments:
Interest payable                                                       10.2
Taxation
--In accordance with UK GAAP                                           28.3
--US GAAP adjustments                                                  10.1
                                                                -----------
                                                                       38.4
Amortization of goodwill and identifiable intangible assets            13.3
                                                                -----------
EBITA                                                                 114.0
                                                                ===========
Average number of shares in issue                                     549.5
                                                                -----------
EBITA per share                                                       20.75p
                                                                -----------

It should be noted that EBITA as defined above may not be comparable with similarly-titled measures reported by other companies as it is not defined under either UK GAAP or US GAAP.


35  SUBSEQUENT EVENT

In October 1994, the Securities and Investments Board (SIB), issued its report Pension Transfers and Opt Outs, Review of Past Business. Its objective was to secure compensation for individuals who, between April 29, 1988 (the effective date of regulation under the Financial Services Act
1986) and June 30, 1994 (when new guidance on pension transfers and opt outs came into force), were wrongly advised to transfer benefits from, or opt out of, an occupational pension plan and enter into a personal pension plan and have thereby suffered actual or potential loss.

During the period under review, such business was undertaken by the Noble Lowndes group, largely prior to its acquisition by Sedgwick in September 1993, and by Sedgwick Consulting Group, the group's employee benefits operation at the time. Based on criteria and procedures set out in the SIB's report, the group is required to conduct a review of this business and to determine the compensation which should be paid to clients.

The SIB required the review to be conducted only on priority cases; in particular, those who transferred from an occupational pension plan and have since died or retired or are now nearing retirement and those who opted out of an occupational plan and are now over 35 years old. Sedgwick has satisfied the interim targets set by the regulator and expects to complete this review by December 31, 1998.

On March 12, 1998, the FSA and the PIA issued a consultation document on the review of individuals not considered to be priority cases. This further review will focus on younger investors; typically those who are still more than 15 years away from retirement. The consultation document envisages that clients falling within this category will be contacted by the relevant entity and that the FSA will concurrently conduct a publicity campaign to alert clients to their right to request a review. The consultation document contains an indication that the extension of the review will give rise to a material increase in the total estimated cost to the pensions industry. Some market commentators believe that the additional cost could be significantly higher than that indicated by the consultation document.

Management believes Sedgwick has very few pension opt outs but does have some 25,000 pension transfers to review. Management has conducted an initial review of the impact on the group's financial position taking into account the assumptions contained in the consultation document and the changes in the long-term interest rate assumptions, set by the PIA, which are increasing the cost of compensating clients for the losses they have suffered. Management is currently unable to give a reliable estimate of the potential range of loss but, based on the upper limit of the range for calculating compensation set out in the consultation document and assuming full recoveries against the group's insurers, it is expected that there would be an additional cost to the group of not less than (pound)35 million. The potential exists, however, for this estimate to be materially exceeded if the assumptions set out in the consultation document or long-term interest rate assumptions turn out to be too conservative. Additional costs arising from the review will be recognized as an exceptional item during 1998.


36  UK COMPANIES ACT

The consolidated financial statements and notes to the financial statements do not comprise statutory accounts within the meaning of Section 240 of the Companies Act 1985 (as amended) insofar as such accounts have to comply with the disclosure and other provisions of that Act. Certain reclassifications and changes in presentation and disclosure have been made to the group's statutory accounts in order to conform more closely with the accounting presentation and disclosure requirements applicable in the US. Statutory accounts for the year ended December 31, 1997, on which the auditors expressed unqualified opinions, have been delivered to the Registrar of Companies for England and Wales.



SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS



                                       BALANCE AT  MOVEMENT    MOVEMENT
                                       BEGINNING    CHARGED  CHARGED TO              BALANCE AT
                                              OF         TO       OTHER                  END OF
                                          PERIOD     INCOME    ACCOUNTS   DEDUCTIONS     PERIOD
                                        (pound)m   (pound)m    (pound)m     (pound)m   (pound)m
----------------------------------------------------------------------------------------------
Year ended December 31, 1997

Provision for bad and doubtful debts     32.7      (0.5)        0.9         (0.7)       32.4
                                     ----------  ---------   ----------   ---------  ----------